   As filed with the Securities and Exchange Commission on February 19, 1999
                                                 Registration Statement No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        PENN TREATY AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)
           Pennsylvania                    6312                   23-1664166
   (State or other jurisdiction       (Primary Standard         (IRS Employer
of incorporation or organization)  Industrial Identification    Identification
                                     Classification Code)          Number)

                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                                 (610) 965-2222
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Irving Levit, President
                        Penn Treaty American Corporation
                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                                 (610) 965-2222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------
                                   Copies to:
                            Justin P. Klein, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 665-8500

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the  securities  being  registered  on this  Form  are  being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum      Proposed maximum
   Title of each class of          Amount to          offering price           aggregate            Amount of
securities to be registered      be registered         per share (1)       offering price(1)     registration fee
----------------------------- -------------------- ---------------------- -------------------- ---------------------
Common Stock, par value
     $.10 per share             298,900 shares          $22.53125             $6,734,590.63        $1,873

------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of Penn Treaty American Corporation Common Stock on February 16, 1999, as reported on the New York Stock Exchange.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.































The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                           Subject to Completion

                                                               February 19, 1999

                                298,900 SHARES
                        PENN TREATY AMERICAN CORPORATION
                                  COMMON STOCK


         The Penn Treaty American Corporation 1995 Participating Agent Stock Option Plan offers insurance agents of Penn Treaty American Corporation an opportunity to share in its long-term growth.
         Insurance agents, under contract with the Company, but who are not full-time employees of the Company are eligible to receive options under the Plan. The Stock Option Committee, consisting of individuals who are selected by the Board of Directors of the Company, will, from time to time, make grants under the Plan to eligible participants. The 298,900 shares of Common Stock, which may be issued upon exercise of options granted under the Plan will consist of authorized but unissued shares of Common Stock or treasury shares.
         The purchase price for these Shares will be determined at the time of grant of the related option, but will be no less than one hundred percent (100%) of the fair market value of the Common Stock at the time of grant.
         The Common Stock is listed on the New York Stock Exchange under the symbol "PTA".
         There will be no brokerage commissions or service charges upon the purchase of these shares. The Company will bear all other costs of administering the Plan.
         It  is  recommended   that  this  Prospectus  be  retained  for  future
reference.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
       COMMISSION HAS APPROVED OR DISAPPROVED THESE SHARES NOR PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             Price           Underwriting         Proceeds
                               to           Discounts and            to
                             Public          Commissions         Company(2)
------------------------ -------------- --------------------- -----------------
Per Share                     (1)               - 0 -               100%
------------------------ -------------- --------------------- -----------------
Total                         (1)               - 0 -               100%
======================== ============== ===================== =================

(1) Shares may be purchased by Eligible Participants upon exercise of options granted under the Plan at the purchase price therefore to be determined by the Committee, which purchase price will not be less than the fair market value of the Common Stock at the date of grant.
(2)    Before  deducting estimated expenses of  $11,373  payable by the Company.

                The date of this Prospectus is February 19, 1999.

         TABLE OF CONTENTS


                                                              PAGE

AVAILABLE INFORMATION                                           1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                 1

THE COMPANY                                                     2

PENN TREATY AMERICAN CORPORATION 1995
PARTICIPATING AGENT STOCK OPTION PLAN                           2

USE OF PROCEEDS                                                 6

EXPERTS                                                         6

LEGAL OPINION                                                   6

                             AVAILABLE INFORMATION

        The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Shares. This Prospectus, which constitutes part of the Registration Statement, omits certain information contained in the Registration Statement and the exhibits and schedules thereto on file with the SEC. The Company files annual, quarterly and special reports, proxy statements and other information with the SEC which may be read and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, 75 Park Place, New York, New York 10007 and 219 South Dearborn Street, Chicago, Illinois 60604. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of the Company's filings with the SEC are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. The Common Stock is listed on the NYSE and, as a result, the Company also files reports, proxy statements and other information with the NYSE.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows the Company to "incorporate by reference" the information that the Company files, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that the Company files later with the SEC will automatically supersede this information. The Company incorporates by reference the documents filed with the SEC (File No. 0-15972) listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until this offering is terminated:

    (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

    (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

    (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

    (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

    (v) the Company's Current Report on Form 8-K dated December 8, 1998, as amended by Form 8-K/A dated December 11, 1998; and

    (vi) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A for such securities, including any amendments or reports filed for the purpose of updating such description.

        The Company will provide at no cost to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103, Attention: Cameron B. Waite, Chief Financial Officer (telephone number (610) 965-2222).

                                   THE COMPANY

        The Company is one of the leading providers of long-term nursing home care and home health care insurance. The Company markets its products primarily to persons age 65 and over through independent insurance agents and underwrites its policies through three insurance company subsidiaries, Penn Treaty Network America Insurance Company, American Network Insurance Company and American Independent Network Insurance Company of New York. The Company's principal products are individual fixed, defined benefit accident and health insurance policies covering long-term skilled, intermediate and custodial nursing home care and home health care. Policies are designed to make the administration of claims simple, quick and sensitive to the needs of the policyholders. As of December 31, 1998, long-term nursing home care and home health care policies accounted for approximately 91% of the Company's total annualized premiums in-force.


                      PENN TREATY AMERICAN CORPORATION 1995
                      PARTICIPATING AGENT STOCK OPTION PLAN

        The following is a description in question and answer form of the provisions of the Plan. The Plan was approved by the Company's Board of Directors on May 26, 1995.

1.              What is the purpose of the Plan?

        The purpose of the Plan is to strengthen the Company by providing to Eligible Participants incentive to sell the Company's products to their customers. The Plan seeks to accomplish this purpose and result by providing a means whereby, in agreeing to abide by the Plan's limitations and requirements, Eligible Participants may obtain the right to purchase Shares pursuant to options granted under the Plan and thereby acquire and retain a proprietary interest in the Company.

2.              What are the advantages of the Plan?

        Under the Plan, an Eligible Participant may obtain options to purchase shares of Common Stock without paying any brokerage commissions or service charges.

3.              Who administers the Plan for Eligible Participants?

        The Plan is administered by a Stock Option Committee. The Committee has the authority to and may from time to time construe and interpret the Plan, define terms of the Plan, prescribe, amend and rescind rules and regulations relating to administration of the Plan and make all other determinations necessary or advisable to administration of the Plan. Any interpretation, construction or determination of the Committee relating to the administration of the Plan is final and conclusive.

4.              Who is eligible to participate in the Plan?

        Eligibility to receive options from the Company under the Plan is limited to individuals who are participating insurance agents under contract with the Company, but who are not full-time employees of the Company. Subject to the provisions of the Plan, the Committee determines and specifies the criteria under which Eligible Participants may receive options under the Plan and the number of Shares subject to each option. Such criteria is appropriately related to the best interests of the Company, such as the amount of insurance policies written by such Eligible Participants.

5. Where may Eligible Participants obtain additional information about the Plan and its administrators?

        Additional information about the Plan and its administrators may be obtained by contacting Cameron B. Waite, Chief Financial Officer, at Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103, telephone number (610) 965-2222.

6.              What is the term of the Plan?

        The Plan was effective as of May 26, 1995 and continues until such date as the Board of Directors of the Company deems advisable. Each option granted pursuant to the Plan and all rights or obligations thereunder expire on such date as the Committee may determine, but not later than ten years from the date such option was granted. The Plan is also subject to earlier termination upon the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company as a result of which the Company will not be the surviving corporation, or a sale of substantially all of the assets and property of the Company to another person (a "Terminating Event"). The Committee will notify each option holder (each, an "Optionee") of the pendency of a Terminating Event. Thirty days after delivery of such notice, any option or portion thereof not exercised will terminate, and upon the happening of the Terminating Event, the Plan will terminate, unless provision is made in connection with the Terminating Event for assumption of options previously granted, or substitution for such options of new options covering stock of a successor corporation, or a parent or subsidiary corporation, with appropriate adjustments as to the number and kinds of shares and prices.

7.              How may Eligible Participants participate in the Plan?

        Eligible Participants that are granted and choose to receive options pursuant to the Plan are required to sign a written stock option agreement with the Company, the terms of which are determined by the Committee.

8. May Eligible Participants transfer options granted under the Plan to another person?

        No. Each option is nontransferable, by its terms, by the Optionee other than by will or the laws of descent and distribution. An option may be exercised, during the Optionee's lifetime, only by the Optionee. Optionees may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of an option, right or privilege granted under the Plan, and any such attempted disposition will cause the option, right or privilege to immediately terminate and be forfeited to the Company.

9. Are there any expenses to Optionees in connection with purchases of Shares under the Plan?

        No. Eligible Participants will not be obligated to pay any brokerage commissions or other charges with respect to the purchase of Shares upon exercise of an option under the Plan.

10. What is the source and number of Shares available to be purchased under the Plan?

        Shares for which options are granted under the Plan consist of 298,900 authorized but unissued shares of Common Stock or issued Common Stock reacquired by the Company. If any option expires, terminates or is canceled for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be available for purposes of the Plan, provided the Plan is still in effect at such time.

11.             What is the price of Shares subject to each option?

        The purchase price of Shares subject to each option is determined by the Committee but may not be less than one hundred percent (100%) of the fair market value of shares of Common Stock at the time such option is granted. Unless otherwise required by the Internal Revenue Code of 1986, as amended (the "Code"), or applicable regulations issued thereunder, the fair market value of such Shares for purposes of the Plan will be, as of any date, the average of the closing sales price of a share of Common Stock for the preceding ten trading days as reported on the NYSE or other principal national securities exchange on which the Common Stock is then listed or admitted to trading, or if not listed or traded on any such exchange, the Nasdaq Stock Market, or if such closing sales prices are not available, the fair market value as determined by the Board of Directors, which determination will be conclusive.

12.             How may an option be exercised?

        Each option is exercisable in such installments, which need not be equal, and upon such contingencies, as the Committee may determine at the time the option is granted. Not less than ten Shares may be purchased by exercise of any option or installment thereof at any one time unless the number purchased is the total number which may be purchased under all installments then exercisable. No option or installment thereof may be exercisable except in respect of whole Shares, and fractional interests will be disregarded except as they may be accumulated. In any given installment period, if any Optionee does not purchase all the Shares which such Optionee is entitled to purchase under such option, or a fractional interest remains, the Optionee's right to purchase the remaining Shares or fractional Shares continues until expiration of such option.

13. How may an Optionee pay for Shares purchased pursuant to the exercise of an option under the Plan?

        At the time an option is exercised, the aggregate purchase price of any Shares purchased may be paid by means of a lump sum payment in cash or, in the sole discretion of the Committee, in shares of Common Stock having a fair market value on the date the option is exercised equal to the purchase price, or any combination thereof.

14.             What  happens  to   options  granted  under  the  Plan  upon  an
Optionee's termination of service to the Company?

        If an Optionee provides notice of his/her intent to terminate his/her service to the Company as a participating insurance agent or if an Optionee ceases to be under contract with the Company for any reason, with or without cause, so that such Optionee is no longer an Eligible Participant, (i) any options not then exercisable will terminate immediately and (ii) such Optionee's right to exercise any options then exercisable will cease immediately.

15. What happens if the Company declares a stock split or stock dividend or changes or exchanges its Common Stock for shares of stock or other securities of its own or another corporation?

        If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which options may be granted under the Plan. A corresponding adjustment changing the number and kind of shares and the exercise price per share of outstanding options, or portions thereof, which may have been granted prior to any such changes, will be made. Any adjustment in an outstanding option, however, will be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Any such adjustments will be made by the Committee, whose determination as to adjustments to be made, and the extent thereof, will be final and conclusive. No fractional shares of Common Stock will be issued under the Plan on account of any such adjustment.

16.             May the Plan be changed or discontinued?

        Yes. The Company's Board of Directors has the right to suspend, amend or terminate the Plan at any time and may, with the consent of the Optionee, make such modification of the terms and conditions of an option as it deems advisable. No amendment, suspension or termination of the Plan, however, may, without the consent of the Optionee, alter or impair any rights or obligations attendant to any option previously granted.

        The Committee may grant an Optionee additional options if such Optionee is then an Eligible Participant. The Committee may, with the consent of the Optionee, grant a new option as a substitute for an outstanding option for such number of Shares, at a purchase price and for a term which is greater or less than that of the previously granted option.

17. When do Optionees under the Plan become entitled to the rights of a shareholder of the Company?

        An Optionee is not deemed to be the holder of, and does not have any rights with respect to, shares of Common Stock issuable upon the exercise of an option unless and until such option is exercised and a stock certificate representing such shares of Common Stock is issued to the Optionee.

18. What are the federal income tax consequences of participating in the Plan?

        No income is recognized on the date an option is granted; however, Optionees will recognize ordinary income upon the exercise of an option to the extent that the Fair Market Value of the shares of Common Stock at the time of exercise exceeds the option exercise price. For the purpose of subsequent disposition of the stock (which will be treated as any other sale of stock), the Optionee's cost basis will be equal to the option exercise price plus any amount previously recognized as ordinary income. The same consequences apply in determining the alternative minimum taxable income recognized by the Optionee upon the exercise of an option.

        The Board of Directors may consider the expected tax consequences in determining from time to time the particular terms and conditions of various options. Options granted under the Plan are not incentive stock options and are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        This general description of the possible federal income tax consequences of exercising options or selling (or otherwise transferring) shares purchased through the exercise of options is based upon the Code, as it has been interpreted to date and therefore may not be a sufficient description of the consequences if there were a change in the Code as it is currently written or interpreted. Since the consequences may vary with each Optionee, it is recommended that Optionees consult with their own tax advisors to determine the tax consequences, including state, local or non-U.S. income tax consequences.


                                 USE OF PROCEEDS

        The proceeds to the Company from sales of Shares pursuant to the Plan will be used for general corporate purposes, including investment in and advances to the Company's subsidiaries.


                                     EXPERTS

        The consolidated financial statements of the Company as of December 31, 1997 and 1996, incorporated by reference in this Prospectus have been audited by PricewaterhouseCoopers, LLP, independent public accountants, as stated in their report incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL OPINION

        The validity of the issuance of the Shares offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee          $    1,873.00
                                                              ------------
Legal Fees and Expenses                                           8,500.00
                                                               -----------
Accountants' Fees and Expenses                                    1,000.00
                                                               -----------
Total                                                        $   11,373.00
                                                               -----------
                                                               -----------
-----------------------------
*       All amounts are estimated except for the registration fee.

ITEM 15.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Amended and Restated By-Laws of the registrant provide for indemnification of directors and officers of the registrant in accordance with the indemnification provisions of the Pennsylvania Business Corporation Law of 1988 (the "1988 BCL"). Sections 1741-50 of the 1988 BCL permit indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.

        The registrant has directors' and officers' liability insurance insuring its directors and officers against liability incurred in their capacities as directors and officers and providing for reimbursement of the registrant for any indemnification payments made by it to directors and officers.

ITEM 16.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number  Description

3.1(a) Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1, Reg. No. 33-92690).
3.1(b) Amendment to Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1(b) to Registration Statement on Form S-3, No. 333-22125).
3.2 Amended and Restated By-laws, as amended (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-3, No. 333-22125).
4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1, Reg. No. 33-92690).
5.1       Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
10.1 The Penn Treaty American Corporation 1995 Participating Agent Stock Option Plan (incorporated by reference to Exhibit 10.2 to Annual Report on Form 10-K for year ended December 31, 1997).
23.1      Consent of PricewaterhouseCoopers, LLP
23.2      Consent  of  Ballard  Spahr  Andrews  &  Ingersoll, LLP  (contained in
          Exhibit 5.1).
24.1      Power of Attorney (included on signature page).

         SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on February 19, 1999.


                                 PENN TREATY AMERICAN CORPORATION


                                  By:  /s/ Irving Levit
                                       ----------------
                                        Irving Levit
                                        President and Chief Executive Officer


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irving Levit and A.J. Carden and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                      Title                                 Date

/s/ Irving Levit               Chairman of the Board,          February 19, 1999
----------------               President and Chief Executive
Irving Levit                   Officer (Principal Executive
                               Officer)

/s/ Michael F. Grill           Treasurer, Controller and       February 19, 1999
--------------------           Director (Principal
Michael F. Grill               Accounting Officer

/s/ A.J. Carden                Executive Vice President and    February 19, 1999
---------------                Director
A.J. Carden

/s/ Domenic P. Stangherlin     Secretary and Director          February 19, 1999
--------------------------
Domenic P. Stangherlin

/s/ Jack D. Baum               Vice President, Marketing       February 19, 1999
----------------               and Director
Jack D. Baum

/s/ Glen A. Levit              Vice President, Sales and       February 19, 1999
-----------------              Director
Glen A. Levit

/s/ Cameron Waite              Chief Financial Officer         February 19, 1999
-----------------              (Principal Financial Officer)
Cameron Waite

/s/ Emile G. Ilchuk            Director                        February 19, 1999
-------------------
Emile G. Ilchuk

/s/ C. Mitchell Goldman        Director                        February 19, 1999
-----------------------
C. Mitchell Goldman

/s/ David B. Trindle           Director                        February 19, 1999
--------------------
David B. Trindle

                                                                     EXHIBIT 5.1


                                February 19, 1999


Penn Treaty American Corporation
3440 Lehigh Street
Allentown, PA 18103

                Re:  Registration Statement on Form S-3

Gentlemen:

                We have acted as special counsel to Penn Treaty American Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 298,900 shares of Common Stock of the Company, par value $.10 per share (the "Shares"), issuable upon the exercise of options granted under the Penn Treaty American Corporation 1995 Participating Agents Stock Option Plan (the "Plan").

                In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

                Based on the foregoing, we are of the opinion that the Shares, when issued upon exercise of options granted under the Plan, in accordance with the terms thereof, will be legally issued, fully paid and nonassessable.

                We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 being filed with respect to the offering of the Shares.

                                      Yours truly,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP

                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Penn Treaty American Corporation on Form S-3 of our report dated March 11, 1998, on our audits of the consolidated financial statements and financial statement schedules of Penn Treaty American Corporation as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995. We also consent to the references to our Firm under the caption "Experts."





/s/ PricewaterhouseCoopers  LLP
-------------------------------
    PricewaterhouseCoopers  LLP

2400 Eleven Penn Center
Philadelphia, PA 19103
February 12, 1999